UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 25, 2005

DEL MONTE FOODS COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14335	13-3542950

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Market @ The Landmark
San Francisco, California		94105

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 247-3000

N/A

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

On January 25, 2005, Del Monte Foods Company (“DMFC”) and Del Monte Corporation, a wholly-owned subsidiary of DMFC, entered into a placement agreement (the “Placement Agreement”) for a private placement offering of $250,000,000 in aggregate principal amount of its 6 3/4% senior subordinated notes due 2015 (the “New Notes”). The New Notes were offered and are anticipated to be sold to placement agents (the “Placement Agents”) at a price set forth therein in reliance on an exemption pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Delivery to the Placements Agents of, and payment for, the New Notes is anticipated to be made on or about February 8, 2005, or such later date as the Placement Agents may designate. The New Notes were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The obligations of the Placement Agents to purchase the New Notes are subject to customary terms and conditions, including accuracy of representations and warranties of the Company and receipt of legal opinions and certificates.

Section 8 – Other Events

Item 8.01. Other Events

On January 25, 2005, Del Monte Foods Company announced via press release that its wholly-owned subsidiary, Del Monte Corporation, priced an offering of $250,000,000 in aggregate principal amount of the New Notes. The New Notes will mature on February 15, 2015, and interest on the New Notes will accrue and be payable semi-annually in arrears commencing August 15, 2005 at the rate of 6 3/4% per annum. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit	Description
99.1	Del Monte Foods Company Press Release dated January 25, 2005.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Del Monte Foods Company
Date: January 26, 2005	By:	/s/ James Potter
		Name:	James Potter
		Title:	Secretary

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EXHIBIT INDEX

Exhibit	Description
99.1	Del Monte Foods Company Press Release dated January 25, 2005.

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